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                                                                    Exhibit 23.2



                     [COOPERS & LYBRAND L.L.P. LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of BioLase Technology, Inc. on Form S-8 of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated March 12, 1996 on our audit of the consolidated financial statements and financial statement schedule of BioLase Technology, Inc. as of December 31, 1995 and for the year ended December 31, 1995 which report is included in the Annual Report on Form 10-KSB.



/s/COOPERS & LYBRAND L.L.P.



COOPERS & LYBRAND L.L.P.
Newport Beach, California
July 26, 1996